UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 25, 2007

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer
Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

On October 25, 2007, National Rural Utilities Cooperative Finance Corporation (the “Company”) entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee, pursuant to which the Company may issue collateral trust bonds from time to time in one or more series.

The material terms of the Indenture are described in the Company’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on October 26, 2007 (File No. 333-146960) and such description is incorporated by reference into this Form 8-K in its entirety.  Such description is a summary and is qualified in its entirety by the Indenture incorporated by reference herein as Exhibit No. 4.1.

The Company will specify a maximum aggregate principal amount for the collateral trust bonds of any series.  The Company will also determine the terms and provisions of the collateral trust bonds, which must be consistent with the Indenture, including terms such as maturity, principal and interest.

The Company has previously issued collateral trust bonds under indentures dated as of February 15, 1994 and December 1, 1972, each between the Company and U.S. Bank National Association, as successor trustee.  The collateral under those indentures secures only those bonds, and will not secure bonds issued pursuant to the Indenture.

Item 9.01.                                Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                                Description
4.1	Indenture, dated as of October 25, 2007, between National
Rural Utilities Cooperative Finance Corporation and U.S. Bank
National Association, as trustee.  Incorporated by reference to
Exhibit 4.1 to the Company’s Registration Statement on Form
S-3 filed on October 26, 2007 (File No. 333-146960).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Steven L. Lilly
Chief Financial Officer
(Principal Financial Officer)

Dated:  October 26, 2007